Exhibit 99.1

VICI PROPERTIES INC. COMPLETES PROPERTY ACQUISITIONS AND LEASE MODIFICATIONS RELATED TO THE ELDORADO-CAESARS MERGER

- Acquires $253 million of Annual Rent -
- Completes Acquisition of Three Regional Properties and Related Lease Modifications -

NEW YORK, NY - July 20, 2020 - VICI Properties Inc. (NYSE: VICI) (“VICI Properties” or the “Company”), an experiential real estate investment trust, today announced it has completed the transactions contemplated in the Master Transaction Agreement announced on June 24, 2019 with Caesars Entertainment, Inc. (“Caesars,” formerly known as Eldorado Resorts, Inc. or “Eldorado”) in connection with Eldorado’s acquisition of Caesars Entertainment Corporation. Per the terms of the Master Transaction Agreement, VICI Properties has acquired the land and real estate assets associated with Harrah’s New Orleans, Harrah’s Laughlin, and Harrah’s Atlantic City and modified certain provisions of the existing Caesars lease agreements for total consideration of approximately $3.2 billion in cash. A summary of the key items completed in accordance with the terms of the Master Transaction Agreement are as follows:

•
VICI Properties acquired all of the land and real estate assets associated with Harrah’s New Orleans, Harrah’s Laughlin, and Harrah’s Atlantic City (collectively, the “Properties”) for an aggregate purchase price of approximately $1.8 billion. The Properties were added to the Non-CPLV Lease, which has been amended and renamed the “Regional Master Lease,” and annual rent under the Regional Master Lease has increased by $154.0 million;

•
The CPLV Lease Agreement and HLV Lease Agreement have been amended and combined into a single master lease agreement, referred to as the “Las Vegas Master Lease.” In exchange for aggregate consideration of approximately $1.4 billion, annual rent under the Las Vegas Master Lease has increased by $98.5 million;

•	All rent coverage floors under the Caesars leases have been eliminated;

•	All existing Caesars leases now reflect a uniform parent guarantee from the parent entity of the newly combined company, Caesars Entertainment, Inc.;

•	All existing Caesars leases have been extended such that a full 15-year initial lease term remains prior to expiration of the initial base lease term;

•
VICI Properties and Caesars have entered into a put-call agreement, whereby the Company has a call right to acquire, and Caesars has a put right to require that the Company acquire, the land and real estate assets associated with Harrah’s Hoosier Park and Indiana Grand, subject to regulatory approval. The purchase price related to the put option from Caesars is determined by an 8.0% capitalization rate (or 12.5x the initial annual rent). The purchase price related to the call option is determined by a 7.7% capitalization rate (or 13.0x the initial annual rent). The initial annual rent for the assets would be the amount that causes the ratio of EBITDAR of the property to the initial property lease rent to equal 1.3x and the assets will be added to the Regional Master Lease. The put-call agreement may be exercised by either party between January 1, 2022 and December 31, 2024;

•
VICI Properties has been granted rights of first refusal for whole asset sale or sale-leaseback transactions on two Las Vegas Strip properties, and a right of first refusal for a sale-leaseback transaction on Horseshoe Casino Baltimore, in the event Caesars elects to sell these properties.  The first Las Vegas Strip property will be selected among the following: Flamingo Las Vegas, Bally’s Las Vegas, Paris Las Vegas and Planet Hollywood Resort & Casino, with the second property to be one of the previous four plus the LINQ Hotel & Casino.

John Payne, President and Chief Operating Officer of VICI Properties, said, “We’re thrilled to complete this transformative transaction, creating significant and immediate value for our shareholders while replenishing our embedded pipeline of growth opportunities for years to come. The new Caesars is the largest domestic gaming operator in America, with an unrivaled national footprint and we’re excited to continue our partnership with the new Caesars management team as they grow Caesars into one of the strongest entertainment platforms in the world.”
David Kieske, Chief Financial Officer of VICI Properties, said, “This transaction adds $253 million of annual rent at an attractive 7.8% cap rate, bringing our total annualized rent to approximately $1.3 billion. Over the past year we’ve demonstrated our disciplined capital allocation approach by securing our financing needs well in advance, removing any unanticipated market risk. In June of 2019, concurrent with the transaction announcement, we locked in the equity funding by raising equity at a gross issuance price of $21.50 per share, thereby eliminating market volatility. Additionally, in February of this year, we completed our leverage-neutral financing strategy by issuing unsecured notes at a blended interest rate of 3.8%. Upon completion of these transactions VICI is among the top triple-net REITs in America as determined by enterprise value.”
“Since our emergence less than three years ago, VICI has executed over $8 billion of asset-level transactions and raised over $6 billion of primary equity,” said Edward Pitoniak, VICI Chief Executive Officer. “No other American REIT has accomplished as much in that period of time, and that’s due to a VICI management team and a VICI Board of Directors that are strategizing and executing with unmatched energy and conviction.”
Deutsche Bank Securities Inc. acted as financial advisor, Stifel provided a fairness opinion and Kramer Levin Naftalis & Frankel LLP and Hogan Lovells US LLP acted as legal advisors to VICI Properties in connection with the transaction.
The previously and separately announced $400 million mortgage loan secured by the Caesars Forum Convention Center and the acquisition of approximately 23 acres of undeveloped Las Vegas land from Caesars remain subject to completion of due diligence, entry into definitive documentation, and other customary closing conditions. The closing of the mortgage loan and the acquisition of the land are intended to close concurrently and are cross conditioned.
About VICI Properties
VICI Properties is an experiential real estate investment trust that owns one of the largest portfolios of market-leading gaming, hospitality and entertainment destinations, including the world-renowned Caesars Palace. VICI Properties’ national, geographically diverse portfolio consists of 31 gaming facilities comprising over 50 million square feet and features approximately 20,200 hotel rooms and more than 200 restaurants, bars and nightclubs. Its properties are leased to industry leading gaming and hospitality operators, including Caesars Entertainment, Inc., Century Casinos Inc., Hard Rock International, JACK Entertainment and Penn National Gaming, Inc. VICI Properties also owns four championship golf courses and 34 acres of undeveloped land adjacent to the Las Vegas Strip. VICI Properties’ strategy is to create the nation’s highest quality and most productive experiential real estate portfolio. For additional information, please visit www.viciproperties.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “anticipates”, “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. These risks, uncertainties and other factors include, but are not limited to: the impact of changes in general economic conditions, including low consumer confidence, unemployment levels and depressed real estate prices resulting from the severity and duration of any downturn in the U.S. or global economy (including stemming from the COVID-19 pandemic and changes in the economic conditions as a result of the COVID-19 pandemic); the fact that the Company may not achieve the benefits contemplated by our pending and recently completed transactions and acquisitions of real estate assets, including the transactions described herein; risks that not all potential risks and liabilities have been, or will be, identified in the Company’s due diligence for our pending and recently completed transactions, including the transactions described herein; the fact that the pending transactions described herein may not be completed on the terms contemplated or at all; our ability to obtain the financing necessary to complete our pending transactions on the terms we currently expect or at all; the possibility that completion of our pending transactions may be unduly delayed; and the effects of our recently completed transactions, including the transactions described herein, and the pending transactions, on us, including the future impact on our financial condition, financial and operating results, cash flows, strategy and plans. Important factors that may affect the Company’s business, results of operations and financial position are detailed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law.

Investor Contacts:
Investors@viciproperties.com
(646) 949-4631

Or

David Kieske
EVP, Chief Financial Officer
DKieske@viciproperties.com

Danny Valoy
Vice President, Finance
DValoy@viciproperties.com

Media Contacts:
PR@viciproperties.com
(646) 949-4631

Or

ICR
Phil Denning and Jason Chudoba
Phil.Denning@icrinc.com, (646) 277-1258
Jason.Chudoba@icrinc.com, (646) 277-1249